Press Release

                                                                        Contact:
                                                                  Todd A. Gipple
                                                        Executive Vice President
FOR IMMEDIATE RELEASE                                    Chief Financial Officer
May 5, 2005                                                       (309) 743-7745


             QCR HOLDINGS, INC. ANNOUNCES THE ISSUANCE OF $5,000,000
                          OF TRUST PREFERRED SECURITIES
                 AND RESULTS OF THE ANNUAL STOCKHOLDERS' MEETING


QCR Holdings, Inc. (Nasdaq Smallcap/QCRH) announced today the issuance of $5.0 million of Floating Rate Capital Securities (the "Trust Preferred Securities") of QCR Holdings Statutory Trust IV (the "Trust"). The securities represent undivided beneficial interest in the Trust, which was established by QCR Holdings, Inc. for the purpose of issuing the Trust Preferred Securities. The Trust Preferred Securities were sold in a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Act") and have not been registered under the Act. The securities may only be offered or sold in the United States with appropriate registration or an applicable exemption from registration requirements.

The securities issued by the Trust mature in 30 years. The Trust Preferred Securities are callable at par after five years. The Trust Preferred Securities have a variable rate based on the three-month LIBOR, reset and payable quarterly, plus 1.80%. The Trust used the $5 million of proceeds from the sale of the Trust Preferred Securities, in combination with $155,000 of proceeds from its own equity, to purchase $5,155,000 of Junior Subordinated Debentures of QCR Holdings, Inc. The Company incurred no issuance costs as a result of this transaction. The Company intends to use its net proceeds for general corporate purposes, including the possible paydown of its other borrowings.

The annual meeting of stockholders was held at The Lodge located at 900 Spruce Hills Drive, Bettendorf, Iowa on Wednesday, May 4, 2005 at 10:00 a.m. At the meeting, Patrick S. Baird, John K. Lawson and Ronald G. Peterson were re-elected to serve as Class III, with terms expiring in 2008. Continuing as Class I directors, with terms expiring in 2006, are Michael A. Bauer, James J. Brownson, and Henry Royer. Continuing as Class II directors, with terms expiring in 2007, are Larry J. Helling, Douglas M. Hultquist and Mark C. Kilmer. Also, at the meeting there was approval of the QCR Holdings 2005 Deferred Income Plan.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of QCR Holdings, Inc. (the "Company") and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer  spending;  (ix) unexpected  results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and
(xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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